UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 15, 2011

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                  Entry into a Material Definitive Agreement

On November 15, 2011, Parametric Technology Corporation (“PTC”) entered into a Consulting Agreement with Professor Michael Porter, a director of PTC.  Under the agreement, Professor Porter will consult with our executives on strategic matters and participate in preparing and presenting executive strategy events.  In consideration for providing the strategic consulting services, we made a one-time grant of 9,402 shares of restricted stock to Professor Porter, the restrictions on 4,701 of which will lapse on November 15, 2012 and the restrictions on the remaining 4,701 of which will lapse on November 15, 2013, unless PTC earlier terminates the agreement without cause, at which time the restrictions on all then unvested shares would lapse.  He will also receive a fee of $30,000 for each executive strategy event, up to a maximum of $240,000 in such fees over the term of the agreement.  The agreement will terminate on November 15, 2013 unless earlier terminated by either party.  If the agreement is terminated prior November 15, 2013 either by PTC for cause or by Professor Porter, the shares of restricted stock will be forfeited.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2011, PTC entered into an amendment to the Amended and Restated Executive Agreement dated as of May 7, 2010 by and between PTC and James Heppelmann, our President and Chief Executive Officer.  The amendment eliminates the gross-up payment payable with respect to the excise tax imposed by Section 4999 of the Code effective immediately.  The amendment also provides for an increase in the multiple of his salary and bonus payable upon a termination in connection with a change in control from 2x to 3x.  No other changes were made to the Amended and Restated Executive Agreement with Mr. Heppelmann.

On November 18, 2011, PTC also entered into amendments to the Amended and Restated Executive Agreements dated as of May 7, 2010 by and between PTC and each of Barry Cohen (Executive Vice President, Strategy), Anthony DiBona (Executive Vice President, Maintenance), Robert Gremley (Executive Vice President, Marketing), Brian Shepherd (Executive Vice President, Product Development), and Aaron von Staats (Corporate Vice President, General Counsel and Secretary).  Each of the amendments eliminates the gross-up payment payable with respect to the excise tax imposed by Section 4999 of the Code effective immediately.  No other changes were made to the Amended and Restated Executive Agreements with these executives.

Section 9 - Financial Statements and Exhibits

Item 9.01.                   Financial Statements and Exhibits.

(d)           Exhibits.

10.1*	Consulting Agreement dated as of November 15, 2011 by and between Parametric Technology Corporation and Michael E. Porter.

10.2*
Amendment to Executive Agreement dated as of November 18, 2011 by and between Parametric Technology Corporation and James Heppelmann to Amended and Restated Executive Agreement dated as of May 7, 2010 by and between PTC and James Heppelmann.

10.3*
Form of Amendment to Amended and Restated Executive Agreement entered into as of November 18, 2011 by and between Parametric Technology Corporation and each of Barry Cohen, Anthony DiBona, Robert Gremley, Brian Shepherd and Aaron von Staats.

_________________________________
*	Identifies a management contract or compensatory plan or arrangement in which an executive officer or director of PTC participates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: November 18, 2011	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
General Counsel and Clerk